Exhibit 99.1

Spruce Power Reports First Quarter 2023 Results

DENVER, COLORADO (May 15, 2023) – Spruce Power Holding Corporation (NYSE: SPRU) (“Spruce” or the “Company”), a leading owner and operator of distributed solar energy assets across the United States, today reported financial results for the quarter ended March 31, 2023.

Business Highlights

●	Added cash flows from 22,500 residential solar customer contracts through the Spruce Power 4 Portfolio acquisition, bringing total home solar assets and contracts to over 72,000

●	Announced a new common share repurchase program for the repurchase of up to $50 million of the Company's outstanding common stock

●	Reported 1Q total revenue of $18.1 million, Net Loss of $19.4 million, Adjusted EBITDA of $4.7 million

●	Ended quarter with strong liquidity position for future growth and shareholder return initiatives, with $173 million of unrestricted cash

●	Announced that Sarah Wells will become Chief Financial Officer effective on May 19th

Management Commentary and Outlook

“We started the year off with Spruce Power's largest acquisition in history which grew our ownership and control of home solar assets and contracts by about 44%,” said Christian Fong, Spruce Power’s Chief Executive Officer. “The Spruce Power 4 acquisition is transformative as it substantially bolstered our stream of contracted customer payments and allowed for line of sight to positive run rate cash flow for the Company. Looking ahead, we expect to utilize our increased financial flexibility in a disciplined manner to further enhance shareholder value, be it through buying high quality portfolios of residential solar assets, through the repurchase of shares under our newly announced share repurchase program, or through additional debt reduction.”

“Strong first quarter results reflect the high margin, recurring revenue nature of our portfolio of home solar assets and contracts,” said Sarah Wells, incoming Chief Financial Officer of Spruce Power. “Results from continuing operations improved sequentially, reflecting the wind down of spending associated with the integration and transition of corporate functions. With these underlying initiatives largely in the rear-view mirror, we look forward to the quarters ahead when we expect results to more fully reflect Spruce Power's stand-alone residential solar business and the positive financial benefits of the Spruce Power 4 acquisition.”

Consolidated Financial Results

Revenues totaled $18.1 million for the first quarter of 2023 and the same amount for the fourth quarter of 2022. Lower sequential revenues from portfolio generation as a result of outsized weather impact during the quarter were offset by higher-than-expected proceeds from solar renewable energy credit revenue.

Operating expenses (excluding depreciation and amortization), including both selling, general & administrative expenses and operations & maintenance, were $17.6 million compared to $30.6 million for the fourth quarter of 2022. SG&A expense dropped to $15.7 million for the first quarter of 2023, compared to $28.6 million for the fourth quarter of 2022. Primarily contributing to the sequential decline, SG&A expense in the fourth quarter of 2022 was impacted by $8.4 million restructuring related charges. SG&A expense during the first quarter of 2023 includes $8.0 million of combined expenses associated with legacy XL Fleet, including legal expenses associated with the previously disclosed SEC inquiry and shareholder lawsuits and severance expense for exiting employees.

For the first quarter of 2023, net loss attributable to stockholders was $19.4 million, which includes a loss from continuing operations of $15.0 million and loss from discontinued operations of $3.9 million. Adjusted net loss for the first quarter of 2023 was $7.7 million and included adjustments for certain items as detailed in the below Reconciliation of Net Loss to Adjusted Net Loss.

Adjusted EBITDA totaled $4.7 million for the first quarter of 2023, compared to $3.5 million for the fourth quarter of 2022.

Common Share Repurchase Program

The Board of Directors of the Company has authorized a share repurchase program for the repurchase of up to $50 million of the Company's outstanding common stock. The share repurchase program is effective immediately and lasts through May 15, 2025. The shares may be repurchased from time to time in open market transactions or privately negotiated transactions at the Company’s discretion, subject to market conditions and other factors, including regulatory considerations.

Balance Sheet and Capital

Total cash and cash equivalents as of March 31, 2023 were $205 million, compared to $240 million as of December 31, 2022. Cash used in the first quarter of 2023 included $10.2 million for principal and interest payments and $23.1 million of net cash paid for the acquisition of Spruce Power 4. Total outstanding debt as of March 31, 2023, was $652 million. Spruce Power had 148.4 million shares of Common Stock outstanding as of March 31, 2023.

Key Operating Metrics

As of March 31, 2023, Spruce Power owned over 72,000 home solar assets and contracts across 18 U.S. states with an average remaining contract life of approximately 13 years. Combined portfolio generation for the three months ended March 31, 2023, was 83 thousand MWh of power. In addition, the Company also serviced 7,500 third-party owned residential solar systems and third-party loans as of March 31, 2023. Gross Portfolio Value was $938 million as of March 31, 2023.

Conference Call Information

The Spruce Power management team will host a conference call to discuss its first quarter 2023 financial results today at 2:30 p.m. Mountain Time. The call can be accessed live over the telephone by dialing (888) 210-2654 and referencing Conference ID 2486267. Alternatively, the call can be accessed via a live webcast accessible on the Events & Presentations page in the Investor Relations section of the Company’s website at www.sprucepower.com. A replay will be available shortly after the call and can be accessed by dialing (800) 770-2030. The passcode for the replay is 2486267. The replay will be available until May 29, 2023.

About Spruce Power

Spruce Power is a leading owner and operator of distributed solar energy assets across the United States. We provide subscription-based services that make it easy for homeowners to benefit from rooftop solar power and battery storage. Our as-a-service model allows consumers to access new technology without making a significant upfront investment or incurring maintenance costs. Our company owns over 72,000 home solar assets and contracts across the United States. For additional information, please visit www.sprucepower.com.

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements in this release include statements regarding future repurchases under the stock repurchase program, potential future acquisitions and debt reductions, and the Company's prospects for long-term growth in revenues and earnings. Repurchases under the stock repurchase program will depend upon market prices, trading volume, available cash and other factors, and, therefore, there is no guarantee as to the number of shares that may be purchased. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward looking statements, including but not limited to: expectations regarding the growth of the solar industry, home electrification, electric vehicles and distributed energy resources; the ability to successfully integrate XL Fleet and Spruce Power; the ability to identify and complete future acquisitions; the ability to develop and market new products and services; the effects of pending and future legislation; the highly competitive nature of the Company’s business and markets; the ability to execute on and consummate business plans in anticipated time frames; litigation, complaints, product liability claims, government investigations and/or adverse publicity; cost increases or shortages in the components or chassis necessary to support the Company’s products and services; the introduction of new technologies; the impact of natural disasters and other events beyond our control, such as hurricanes or pandemics on the Company’s business, results of operations, financial condition, regulatory compliance and customer experience; privacy and data protection laws, privacy or data breaches, or the loss of data; general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; risks related to the rollout of the Company’s business and the timing of expected business milestones; the effects of competition on the Company’s future business; the availability of capital; and the other risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 30, 2023, subsequent Quarterly Reports on Form 10-Q and other documents that the Company files with the SEC in the future. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and the Company specifically disclaims any obligation to update these forward-looking statements.

Use of Non-GAAP Financial Information

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Spruce Power reports certain non-GAAP financial information which have been reconciled to the nearest GAAP measures in the tables within this press release. This prospective financial information was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or U.S. GAAP with respect to forward looking financial information. We believe that these non-GAAP measures, viewed in addition to and not in lieu of our reported GAAP results, provides useful information to investors by providing a more focused measure of operating results, enhances the overall understanding of past financial performance and future prospects, and allows for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Earnings (loss) Before Interest, Income Taxes, Depreciation, and Amortization (“EBITDA”):

We define EBITDA as our consolidated net income (loss) and adding interest expense, income taxes, and depreciation and amortization. We believe EBITDA provides meaningful information to the performance of our business and therefore we use it to supplement our GAAP reporting. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results.

Adjusted EBITDA and Adjusted Net Income (Loss):

We believe that adjusted EBITDA and Adjusted Net Income (loss), which excludes certain identified items that we do not consider to be part of our ongoing business, improves the comparability of year to year results, and is representative of our underlying performance. Management uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance.

Portfolio Value Metrics

We believe Portfolio Value Metrics are helpful to management, investors, and analysts to understand the value of our business and to evaluate the estimated remaining value of our customer contracts, including present value implied from future, uncontracted sales of solar renewable energy credits generated from assets that the Company owns today.

●	Gross Portfolio Value reflects the remaining projected net cash flows from current customers discounted at 6% (“PV6”)

●	Projected cash flows include the customer’s initial agreement plus renewal

($ in millions)	As of March 31, 2023
Contracted Portfolio Value (1)	$708
Renewal Portfolio Value (2)	214
Uncontracted Renewable Energy Credits (3)	16
Gross Portfolio Value (4)	$938

(1)	Contracted Portfolio Value represents the present value of the remaining net cash flows discounted at 6% during the initial term of the company’s customer agreements as of the measurement date. It is calculated as the present value of cash flows discounted at 6% that the company expects to receive from customers in future periods as set forth in customer agreements, after deducting expected operating and maintenance costs, equipment replacements costs, distributions to tax equity partners in consolidated joint venture partnership flip structures, and distributions to third party project equity investors. The calculation includes cash flows the company expects to receive in future periods from state incentive and rebate programs, contracted sales of solar renewable energy credits, and awarded net cash flows from grid service programs with utilities or grid operators.

(2)	Renewal Portfolio Value is the forecasted net present value the company would receive upon or following the expiration of the initial customer agreement term, but before the 30th anniversary of the system’s activation in the form of cash payments during any applicable renewal period for customers as of the measurement date. The company calculates the Renewal Portfolio Value amount at the expiration of the initial contract term assuming either a system purchase or a renewal and a 30-year customer relationship (although the customer may renew for additional years, or purchase the system), at a contract rate equal to 90% of the customer’s contractual rate in effect at the end of the initial contract term. After the initial contract term, a majority of the company's customer agreements automatically renew on an annual basis and the rate is initially set at up to a 10% discount to then-prevailing utility power prices.

(3)	Uncontracted sales of solar renewable energy credits (RECs) based on forward market REC pricing curves, adjusted for liquidity discounts.

(4)	Gross Portfolio Value represents the sum of Contracted Portfolio Value, Renewal Portfolio Value and Uncontracted Renewable Energy Credits.

Spruce Power Holding Corporation

Consolidated Statements of Operations

For the Three Months Ended March 31, 2023 and 2022

	Three Months Ended March 31,
(In thousands, except per share and share amounts)	2023	2022

Revenues	$18,095	$—

Operating expenses:
Cost of revenues	7,853	—
Selling, general, and administrative expenses	15,717	7,734
Total operating expenses	23,570	7,734
Loss from operations	(5,475)	(7,734)
Other (income) expense:
Interest expense, net	6,816	12
Gain on extinguishment of debt	—	(4,527)
Gain on assets disposal	(2,658)	—
Change in fair value of obligation to issue shares of common stock to sellers of World Energy	—	(361)
Change in fair value of warrant liability	(115)	(2,717)
Change in fair value of interest rate swaps	5,588	—
Other income, net	(128)	(7)
Net loss from continuing operations	(14,978)	(134)
Net loss from discontinued operations (including loss on disposal of $(3,083)	(3,866)	(15,943)
Net loss	(18,844)	(16,077)
Less: Net income attributable to redeemable noncontrolling interests and noncontrolling interests	551	—
Net loss attributable to stockholders	$(19,395)	$(16,077)
Net loss attributable to stockholders per share, basic	$(0.13)	$(0.11)
Net loss attributable to stockholders per share, diluted	$(0.13)	$(0.11)
Net loss from discontinued operations - basic	$(0.03)	$(0.11)
Net loss from discontinued operations - diluted	$(0.03)	$(0.11)
Weighted-average shares outstanding, basic	146,207,666	141,274,249
Weighted-average shares outstanding, diluted	146,207,666	141,274,249

Spruce Power Holding Corporation

Reconciliation of Non-GAAP Financial Measures

For the Three Months Ended March 31, 2023, and December 31, 2022

	Three Months Ended March 31,	Three Months Ended December 31,
(In thousands)	2023	2022
Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA
Net (loss) income attributable to stockholders	$(19,395)	$(43,151)
Net income attributable to noncontrolling interests	551	721
Interest expense, net	6,816	7,920
Impairment of goodwill and intangibles	—	877
Depreciation and amortization	5,507	5,507
EBITDA	(6,521)	(28,126)
Loss on discontinued operations	3,866	14,719
Restructuring charges	672	8,394
Legal charges related to SEC investigation and shareholder lawsuits	2,153	3,809
Accreted contingent compensation obligation to sellers of World Energy	—	36
(Gain) loss on disposal of assets	(2,658)	(851)
Change in fair value of interest rate swaps	5,588	2,978
Change in fair value of obligation to issue shares of common stock	—	5
Meter upgrade campaign	554	483
Other one-time costs (1)	720	216
Change in fair value warrant liabilities	(115)	(2)
Non-recurring acquisition/divestment expenses	409	1,828
Adjusted EBITDA	$4,668	$3,489

(1)	Amount for the three months ended March 31, 2023 represents billing platform transition costs of $0.6 million and one-time IT and office relocation costs of $0.1 million.

Spruce Power Holding Corporation

Reconciliation of Non-GAAP Financial Measures

For the Three Months Ended March 31, 2023

Three Months Ended March 31,
(In thousands)	2023
Reconciliation of Net (Loss) Income to Adjusted Net Loss
Net (loss) income attributable to stockholders	$(19,395)
Net income attributable to noncontrolling interests	551
Net loss on discontinued operations	3,866
Restructuring charges	672
Legal charges related to SEC investigation and shareholder lawsuits	2,153
(Gain) loss on disposal of assets	(2,658)
Change in fair value of interest rate swaps	5,588
Meter upgrade campaign	554
Other one-time costs (1)	720
Change in fair value warrant liabilities	(115)
Non-recurring acquisition/divestment expenses	409
Adjusted Net Loss	$(7,655)

(1)	Amount for the three months ended March 31, 2023 represents billing platform transition costs of $0.6 million and one-time IT and office relocation costs of $0.1 million.

Spruce Power Holding Corporation

Consolidated Balance Sheets

March 31, 2023 and December 31, 2022

	As of
(In thousands, except share and per share amounts)	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$172,797	$220,321
Restricted cash	33,128	19,823
Accounts receivable, net	11,395	8,336
Interest rate swap assets, current	11,263	10,183
Prepaid expenses and other current assets	7,046	5,316
Current assets of discontinued operations	71	10,977
Total current assets	235,700	274,956
Investment under SEMTH master lease agreement	147,836	—
Property and equipment, net	487,248	396,168
Interest rate swap assets, non-current	16,474	22,069
Intangible assets, net	10,843	—
Deferred rent assets	1,961	1,626
Right-of-use assets	3,184	2,802
Goodwill	28,757	128,548
Other assets	257	383
Total assets	$932,260	$826,552
Liabilities, redeemable noncontrolling interests and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$25,674	$25,314
Accounts payable	2,206	2,904
Deferred revenue, current	63	39
Lease liability, current	1,279	834
Accrued expenses and other current liabilities	23,001	21,509
Current liabilities of discontinued operations	802	9,097
Total current liabilities	53,025	59,697
Long-term debt, net of current portion	594,395	474,441
Deferred revenue	718	452
Lease liability, non-current	2,832	2,426
Warrant liabilities	142	256
Unfavorable solar renewable energy agreements	9,363	—
Other long-term liabilities	1,478	10
Long-term liabilities of discontinued operations	—	294
Total liabilities	661,953	537,576

Redeemable noncontrolling interests	178	85

Stockholders’ equity
Common stock, $0.0001 par value; 350,000,000 shares authorized at March 31, 2023 and December 31, 2022; 148,395,370 and 144,375,226 issued and outstanding at March 31, 2023 and December 31, 2022, respectively	14	14
Additional paid-in capital	477,613	473,277
Noncontrolling interests	3,954	8,942
Accumulated deficit	(211,452)	(193,342)
Total stockholders’ equity	270,129	288,891
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$932,260	$826,552

For More Information

Investor Contact: investors@sprucepower.com

Head of Investor Relations: Bronson Fleig

Media Contact: PR@sprucepower.com